UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Greenville, South Carolina - On June 22, 2010, Lauren S. Greer, Senior Vice President, Chief Financial Officer of The Palmetto Bank (wholly-owned subsidiary of Palmetto Bancshares, Inc.), informed the Board of Directors that she will be transitioning to a new position within the Bank as the Director of Accounting and Finance. As a result, she will be resigning her current position as the Chief Financial Officer effective June 30, 2010.

In her resignation to the Board of Directors, Ms. Greer (age 35) indicated that her decision was for personal reasons to allow her to focus more attention on her personal life, and that the change in position was not a result of any disagreements with the Company over matters relating to the Company’s operations, accounting policies and financial reporting, or other practices. The Board of Directors is pleased that Ms. Greer will continue her employment with the Company, and thanks her for serving as the Chief Financial Officer since January 2008.

Subject to regulatory approval, Lee S. Dixon (age 44) will assume the role of Chief Financial Officer of Palmetto Bancshares, Inc. and The Palmetto Bank effective July 1, 2010. Mr. Dixon has served as Chief Operating Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since July 2009. In addition, Mr. Dixon was appointed Chief Risk Officer of Palmetto Bancshares, Inc. and The Palmetto Bank in October 2009. Mr. Dixon served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from May 2009 through June 2009.

Mr. Dixon served as Chief Operating Officer of First Presbyterian Church of Winston-Salem from July 2006 through May 2009. He was employed in the Banking and Capital Markets practice of PricewaterhouseCoopers LLP from January 1989 through June 2006, admitted as a Partner in July 1999. Mr. Dixon has extensive accounting and financial reporting expertise from his 22 years of business experience, 18 years of which he served in the Banking and Capital Markets practice at PricewaterhouseCoopers LLP. Mr. Dixon has worked with banking clients ranging from small community banks to some of the largest national banks, and he has extensive operational experience covering all aspects of banking and financial services. Mr. Dixon’s background with PricewaterhouseCoopers LLP has provided him with substantial banking, regulatory, financial reporting, and risk management experience. Mr. Dixon also has extensive leadership and business management experience and skills. Mr. Dixon is a certified public accountant in North Carolina and South Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Samuel L. Erwin
Samuel L. Erwin
Chief Executive Officer

Date: June 25, 2010